Exhibit 10.4

RESTRICTED STOCK AGREEMENT

KIPS BAY MEDICAL, INC.

2013 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of this          day of                    , 20    , by and between Kips Bay Medical, Inc., a Delaware corporation (the “Company”), and                                                    (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant, on the date hereof, is an Employee of, Director of or a Consultant to the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of Common Stock pursuant to the Kips Bay Medical, Inc. 2013 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to Participant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      Grant of Restricted Stock Award.  The Company hereby grants to Participant effective as of the date set forth above a restricted stock award (this “Award”) under the Plan for                         (                ) shares of Common Stock on the terms and conditions set forth herein, which shares are subject to adjustment pursuant to Section 14 of the Plan.  The Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in Participant’s name, and may deliver such stock certificate to Participant or may hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate.  The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the return from Participant, if applicable, and cancellation of such certificates if the shares of Common Stock are forfeited as provided in Section 2 below.  Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Section 2 below, Participant shall be entitled to vote the shares of Common Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but Participant shall not have any other rights as a stockholder with respect to such shares.  Notwithstanding any of the foregoing, at the Administrator’s discretion, shares of Common Stock subject to this Award may be represented by book-entry notations in lieu of stock certificates.

2.                                      Vesting of Restricted Stock.

a.                                      General.  The shares of Common Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following schedule:

Specified Date or Achievement	Number of Shares as to which
(each, a “Vesting Time”)	Risks of Forfeiture Lapse

[The date(s) of vesting]	[to be completed]

b.                                      Termination of Relationship.  If Participant ceases to be an Employee of, Director of or a Consultant to the Company or any Subsidiary for any reason, including Participant’s voluntary resignation, retirement, death or disability, Participant shall immediately forfeit all shares of Common Stock subject to this Award as to which the risks of forfeiture have not lapsed.

3.                                      General Provisions.

a.                                      Employment or Other Relationship.  This Agreement shall not confer on Participant any right with respect to the continuance of employment by or other relationship with the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment or relationship.  Nothing in this Agreement shall be construed as creating an employment or service contract for any specified term between Participant and the Company or any Affiliate.

b.                                      Change of Control.  If there is a Change of Control, this Award shall be subject to the provisions of Section 14(c) of the Plan with respect to such Change of Control.

c.                                       Securities Law Compliance.  Participant shall not transfer or otherwise dispose of the shares of Common Stock received pursuant to this Agreement until such time as the Company and its counsel shall have determined that such transfer or other disposition will not violate any state or federal securities laws.  Participant may be required by the Company, as a condition of the effectiveness of this Award, to give any written assurances that are necessary or desirable in the opinion of the Company and its counsel to ensure the issuance complies with applicable securities laws, including that all Common Stock subject to this Agreement shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof; that the certificates (or, if permitted, book entries) for such shares shall bear an appropriate legend or notation to that effect; and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d.                                      Mergers, Recapitalizations, Stock Splits, Etc.  Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by Participant and the Company, pursuant and subject to Section 14 of the Plan, certain changes in the number or character of the shares of Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend, or otherwise) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of shares subject to this Award.  Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

e.                                       Shares Reserved.  The Company shall at all times during the term of this Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

f.                                        Withholding Taxes.  To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes attributable to this Award are withheld from any amounts payable by the Company to Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason,  Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Stock subject to this Award.  Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of the Common Stock, including shares of Common Stock received pursuant to this Award, having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the statutory minimum amount required to be withheld for tax purposes.  In no event may Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law, and shall be irrevocable as of such date if approved by the Administrator.  Participant’s request shall comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

g.                                       Non-transferability.  No portion of this Award for which the risks of forfeiture have not lapsed may be assigned or transferred, in whole or in part, other than by will or by the laws of descent and distribution.

h.                                      2013 Equity Incentive Plan.  This Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  All capitalized terms in this Agreement not defined herein shall have the meanings ascribed to them in the Plan.  The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

i.                                          Lock-up Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

j.                                         Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of Restricted Stock Awards so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall remove the risks of forfeiture (in full or in part) to which this Award is subject, provided that the Company gives Participant 15 days’ prior written notice of such removal.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

k.                                      Affiliates.  Participant agrees that, if Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of a Change of Control (as defined in Section 1(e) of the Plan), Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other applicable legal or accounting principles, and will execute any documents necessary to ensure such compliance.

l.                                          Stock Legend.  The Administrator may require that the certificates (or, if permitted, book entries) for any shares of Common Stock issued to Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend or notation to reflect the restrictions of Paragraph 3(c) and Paragraphs 3(i) through 3(k) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 3(c) or Paragraph 3(i) through 3(k).

m.                                  Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of Participant and any successors of Participant.  This Award is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.

n.                                      Choice of Law.  The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.

o.                                      Severability.  In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

p.                                      Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years.  If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded.  The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

q.                                      Nature of the Grant.  In accepting this Award, Participant acknowledges that:

(1)                                 the Plan has been established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

(2)                                 the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(3)                                 all decisions with respect to future Awards, if any, will be at the sole discretion of the Administrator;

(4)                                 Participant is voluntarily participating in the Plan;

(5)                                 this Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate, and which is outside the scope of Participant’s employment contract, if any;

(6)                                 this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company;

(7)                                 in the event that Participant is not an Employee of the Company or any Affiliate, this Award will not be interpreted to form an employment contract or relationship with the Company or any Affiliate; and furthermore, this Award will not be interpreted to form an employment contract with the Company or any Affiliate;

(8)                                 the future value of the underlying shares of Common Stock subject to this Award is unknown and cannot be predicted with certainty and if the shares of Common Stock subject to this Award vests and the risks of forfeiture lapse, the value of those shares may increase or decrease;

(9)                                 in consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of this Award or shares of Common Stock subject to this Award resulting from termination of Participant’s employment or service by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(10)                          in the event of termination of Participant’s employment or service (whether or not in breach of local labor laws), Participant’s right to receive this Award and vest in the shares of Common Stock under this Award will terminate effective as of the date that Participant is no longer actively employed or providing service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Participant’s employment or service (whether or not in breach of local labor laws), Participant’s right to vest in this Award after such termination, if any, will be measured by the date of termination of Participant’s active employment or service and will not be extended by any notice period mandated under local law;  the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed or providing service for purposes of this Award;

(11)                          the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying shares of Common Stock; and

(12)                          Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or this Award.

***Signature Page Follows***

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

KIPS BAY MEDICAL, INC.

By:
Its:

By execution of this Agreement, Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof.  Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of this Agreement and the Plan.  Participant also acknowledges receipt of the prospectus for the Plan.

Participant

[Restricted Stock Agreement Signature Page]